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                                                                    EXHIBIT 99.5

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of May 14, 2001, by and between HEALTHCARE.COM CORPORATION, a Georgia corporation (the "Company"), and Robert Murrie ("Executive"). The terms of this Agreement will only become effective upon a "Change in Control" (as hereinafter defined) of the Company that occurs while Executive remains employed with the Company in his current position of Chief Executive Officer.

                                   WITNESSETH:

         WHEREAS, the Company is engaged in the business of developing, marketing and supporting enterprise application integration (EAI) software products and providing services related to its products, as well as integration outsourcing and information technology (IT) facilities management services in the healthcare industry;

         WHEREAS, the Company has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a Change in Control (as hereinafter defined) of the Company;

         WHEREAS, the benefits payable by the Company to Executive as provided herein are in part intended to ensure that Executive receives reasonable compensation given the specific circumstances of Executive's employment history with the Company;

         WHEREAS, Executive possesses valuable knowledge and skills that will contribute to the successful operation of the Company's business;

         WHEREAS, Executive has been employed by the Company and his continued employment after a Change in Control (as hereinafter defined) of the Company would be a valuable asset to the Company;

         WHEREAS, the Company and Executive have agreed to execute and deliver this Agreement in consideration of, among other things, (i) the access Executive will have to confidential or proprietary information of the Company, (ii) the access Executive will have to confidential or proprietary information to be acquired hereafter by the Company, and (iii) Executive's receipt of compensation from time to time from the Company; and

         WHEREAS, after a Change in Control (as hereinafter defined) of the Company the Company desires to retain the services of Executive, and Executive is willing to accept employment with the Company after a Change in Control (as hereinafter defined) of the Company, subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, intending to be legally bound, the Company agrees to employ Executive, and Executive hereby agrees to be employed by the Company, upon the following terms and conditions:


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                                   ARTICLE I.
                                   EMPLOYMENT

         1.01 Office. Effective immediately upon a Change in Control (as hereinafter defined) of the Company, Executive will be employed as President and Chief Operating Officer of the Company pursuant to this Agreement, having such duties and responsibilities as are commensurate with such position and title. Executive shall report to the Board of Directors of the Company, and shall also perform such other duties unrelated to his title and position as may be mutually agreed upon by Executive and the Company. In such capacity or capacities Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company.

         1.02 Term. Subject to the terms and provisions of Article II hereof, Executive shall be employed by the Company for a period of three years (the "Term"), commencing immediately upon a Change in Control (as hereinafter defined) of the Company. For the avoidance of doubt, this Agreement shall become effective only upon a Change in Control (as hereinafter defined), and shall expire and be null and void if no Change in Control has occurred on or before December 31, 2001. Subject to the terms and provisions of Article II hereof, the Term shall automatically be extended for an additional year unless, not less than ninety (90) days prior to the expiration of the then-current Term, either Executive or the Company shall advise the other that the Term will not be further extended. "Term" shall also include any extension or renewals of the original Term.

         1.03 Base Salary. After a Change in Control (as hereinafter defined) of the Company, compensation shall be paid to Executive by the Company at the same rate as is currently paid to Executive by the Company as of May 14, 2001, specifically a rate of $315,700 per annum (the "Base Salary"), payable bi-weekly, subject to all applicable withholding as required by federal and state law. The Base Salary to be paid to Executive may be adjusted upward (but not downward) by the Board of Directors of the Company at any time based upon Executive's contribution to the success of the Company and on such other factors as the Board of Directors of the Company shall deem appropriate. Executive's first annual review shall occur within one year of the Change in Control (as hereinafter defined) of the Company, with any resulting salary increase becoming effective the following month after the review.

         1.04 Additional Compensation for Change in Control. After a Change in Control (as hereinafter defined) of the Company, Executive shall be paid by the Company a transition bonus of $973,500, payable as follows: $400,000 shall be paid to Executive at the time of the closing of the transaction constituting the Change in Control (as hereinafter defined) of the Company, $157,850 shall be paid to Executive at the end of one year after the closing of the transaction constituting the Change in Control (as hereinafter defined) of the Company, $257,850 shall be paid to Executive at the end of two years after the closing of the transaction constituting the Change in Control (as hereinafter defined) of the Company, $157,850 shall be paid to Executive at the end of three years after the closing of the transaction constituting the Change in Control (as hereinafter defined) of the Company. All such payments shall be subject to all applicable withholding as required by federal and state law. In addition, after a Change in Control (as


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hereinafter defined) of the Company, Executive will be granted Incentive Stock
Options to purchase 200,000 shares of the stock of XCare.net Inc. at fair market value on the date of closing of the Change in Control, such options to be vested and exerciseable as follows: 50,000 at the end of one year after the closing of the transaction constituting the Change in Control (as hereinafter defined) of the Company, and 50,000 each year at the end of the second, third and fourth years following the closing of the transaction constituting the Change in Control (as hereinafter defined) of the Company to be provided in equal monthly amounts every month over those three years.

         1.05 Executive Benefits. At all times during the Term, Executive shall have the right to participate in and receive benefits under and in accordance with the then-current provisions of all incentive, profit sharing, retirement, stock option or purchase plans or programs (except for any such plan in which Executive may not participate pursuant to the terms of such plan or because of Executive's geographic location) which the Company may at any time or from time to time have in effect for executive employees of the Company or its subsidiaries, Executive's participation to be on a basis commensurate with other executive employees considering their respective responsibilities and compensation. Prior service of Executive with the Company or its subsidiaries (including service with predecessor entities to the extent recognized under analogous Company benefit plans) shall be counted in determining eligibility to participate in Company plans and for purposes of vesting. Executive shall also be entitled to be reimbursed for all reasonable expenses incurred by him in the performance of his duties hereunder. For the period from January 1, 2001 through the Closing Date of any Change in Control (as hereinafter defined), Executive shall be entitled to a pro rata normal and customary bonus from Company's bonus plan in accordance with the terms of that plan as of the date hereof. Also, the Company will pay Executive within 30 days after the Closing Date of any Change in Control (as hereinafter defined) for all accrued, but unpaid, vacation pay due Executive by the Company through the Closing Date.

         1.06 Principal Place of Business. The headquarters and principal place of business of the Company is located in Marietta, Georgia. For Executive's convenience, Executive's principal place of business during his employment with the Company will be in Marietta, Georgia, and he will reside within a reasonable distance thereof.


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         1.07.    Successor to the Company. (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid, including without limitation, the Company after any Change in Control. If at any time during the term of this Agreement the Executive is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used in this Agreement shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to this Agreement.

                  (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or the designee or, if there be no such designee, to the Executive's estate.

                                   ARTICLE II.
                                   TERMINATION

         2.01 Illness, Incapacity. If, during the Term of Executive's employment hereunder, the Board of Directors of the Company shall determine that Executive shall be prevented from effectively performing all his duties hereunder by reason of illness or disability, confirmed by a physician mutually acceptable to Executive and the Company, and such failure so to perform shall have continued for a period of not less than six (6) consecutive months, then the Company may, by written notice to Executive, terminate Executive's employment hereunder effective at any time after such consecutive six (6) month period. Upon delivery to Executive of such notice, together with payment of any salary or other compensation accrued and unpaid under Sections 1.03 and 1.04 hereof, Executive's employment and all obligations of the Company under Article I (except any obligation for vested benefits) hereof shall forthwith terminate. The obligations of Executive under Article III and IV hereof shall continue notwithstanding termination of Executive's employment pursuant to this Section 2.01.

         2.02 Death. If Executive dies during the Term of his employment hereunder, Executive's employment hereunder shall terminate and all obligations of the Company hereunder, other than any obligations with respect to the payment of accrued, unpaid salary and other compensation and vested benefits, shall terminate.

         2.03 Executive Termination. Executive agrees to give the Company ninety (90) days prior written notice of the termination of his employment with the Company. Simultaneously with such notice, Executive shall inform the Company in writing as to his employment plans



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following the termination of his employment with the Company. In the event
Executive has terminated his employment with the Company because there has been:
(i) a material downgrading in Executive's duties or responsibilities for the Company, (ii) a change in Executive's principal place of business to a location not within ten (10) miles of its present location, (iii) any significant and prolonged increase in the traveling requirements applicable to the discharge of Executive's responsibilities, (iv) he has been removed from or not re-elected to the Board of Directors of the Company, (v) any breach by the Company of its duties or obligations pursuant to this Agreement which has not been cured within thirty (30) days after notice of such breach, (vi) any failure of any successor to the Company after a Change in Control (as defined herein) to assume the obligations of the Company hereunder, (vii) an adverse change in any material term or provision of this Agreement requested by the Company as a condition to any renewal or extension of this Agreement, or (viii) any other significant material adverse change in working conditions or responsibilities, Executive shall be entitled to the compensation provided for in Sections 1.03 and 1.04 upon such termination.

         2.04 Change in Control. For purposes of this Agreement, "Change in Control" shall mean changes in the ownership of a corporation, changes in the effective control of a corporation, changes in ownership of a substantial portion of a corporation's assets and a disposition of a substantial portion of a corporation's assets, all as defined below:

                  (i) A change in the ownership of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of that corporation which, together with stock held by such person or group, represents more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock.

                  (ii) A change in the effective control of a corporation occurs on the date that either: any one person, or more than one person, acting as a group becomes the beneficial owner of stock of the corporation possessing twenty percent (20%) or more of the total voting power of the stock of such corporation; or a majority of members of the corporation's board of directors is replaced during any 24 month period by directors whose appointment or election is not endorsed by at least two-thirds (2/3) of the members of the corporation's board of directors who were directors prior to the date of the appointment or election of the first of such new directors.

                  (iii) A change in the ownership of a substantial portion of a corporation's assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total fair market value equal to or more than one-half (1/2) of the total fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. The transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets are transferred: to a shareholder of the corporation (immediately before the asset transfer) in exchange for such shareholder's capital stock of the corporation having a fair market value approximately equal to the


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fair market value of such assets; or to an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation.

                  (iv) A disposition of a substantial portion of a corporation's assets occurs on the date that the corporation transfers assets by sale, lease, exchange, distribution to shareholders, assignment to creditors, foreclosure or otherwise, in a transaction or transactions not in the ordinary course of the corporation's business (or has made such transfers during the 12 month period ending on the date of the most recent transfer of assets) that have a total fair market value equal to or more than one-half (1/2) of the total fair market value of all of the assets of the corporation as of the date immediately prior to the first such transfer or transfers. The transfer of assets by a corporation is not treated as a disposition of a substantial portion of the corporation's assets if the assets are transferred to an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation.

For purposes of the provision of this Agreement defining "Change in Control,"
(i) references to the Company in this Agreement include the Georgia corporation known as Healthcare.com Corporation as of the date of execution of this Agreement, and any corporation which is the legal successor to such corporation; and (ii) the terms "person," "acting as a group" and "ownership" shall have the meanings prescribed in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder; provided, however, that in any merger, consolidation or share exchange in which less than fifty percent (50%) of the outstanding voting securities of the Company or its successor corporation are held by the former shareholders of the Company, the shareholders of the other parties to the transaction shall be deemed to have acted as a group that acquired ownership of more than fifty percent (50%) of the outstanding voting securities of the Company, resulting in a change in ownership under Section 2(a) above. For the avoidance of doubt, the consummation of the Agreement and Plan of Merger and Reorganization dated May 14, 2001 by and among the Company, XCare.net Inc. and Orbit Acquisition Corp., as such Agreement may be amended from time to time hereafter (the "XCare Merger Agreement"), shall be deemed a Change in Control.

         2.05 Termination Payments - Taxes. The parties hereto agree that the Termination Payments are reasonable compensation in consideration of the Executive's adherence to the terms of Articles III and IV hereof. Neither party shall contest the payment of such benefits as constituting an "excess parachute payment" within the meaning of Section 280G(b)(I) of the Internal Revenue Code of 1986, as amended (the "Code"). In the event that Executive becomes entitled to the Termination Payments and Executive becomes subject to the tax imposed by
Section 4999 of the Code (the "Excise Tax") as a result of the Compensation Payments and any other benefits or payments required to be taken into account under Code Section 280G(b)(2)("Parachute Payments"), the Company shall pay to Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Parachute Payments and any Federal, state and local income tax and Excise Tax upon the payment provided for by this paragraph, shall be equal to the Parachute Payments determined prior to the application of this paragraph. For purposes of determining the amount of the Parachute Payments, no payments or benefits shall be included if, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to Executive, such


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payments or benefits (in whole or in part) do not constitute Parachute Payments, or such payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code. The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors. For purposes of determining the amount of the Gross-Up-Payment, Executive shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross-Up-Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of Executive's residence on the date of termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax payable by Executive is subsequently determined to be less than the amount taken into account hereunder at the time of termination of Executive's employment, Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided for in Section 1274(b)(2)(B) of the Code ("Repayment Amount"). In the event that the Excise Tax payable by Executive is determined to exceed the amount taken into account thereunder at the time of the termination of Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined ("Additional Gross-Up"). The obligation to pay any Repayment Amount or Additional Gross-up shall remain in effect under this Agreement for the entire period during which the Executive remains liable for the Excise Tax, including the period during which any applicable statute of limitation remains open.

                                  ARTICLE III.
                           EXECUTIVE'S ACKNOWLEDGMENTS

                  Executive recognizes and acknowledges that in the course of Executive's employment by the Company: (a) he will be privy to certain confidential and proprietary information which constitutes trade secrets as defined in the Uniform Trade Secrets Act and as adopted by the various states (the "Act"); and (b) will be privy to certain other confidential and/or proprietary information that may not constitute trade secrets as defined in the Act.

                  Executive acknowledges that the Company must protect both above kinds of information from disclosure or misappropriation, and Executive further acknowledges that the processes, machines, technical documentation, computer programs, customer lists, business plans, marketing plans and techniques, pricing data, financial data, marketing programs, customer files, financial institution files, technical expertise and now how, and other information and trade secrets, whether as defined in the Act or which may lie beyond it (collectively the "Property"), which have been or will be provided to Executive by the Company are unique, confidential and proprietary Property of the Company and by the provision of such Property to Executive, the Company is not conveying any ownership or other interest to Executive. Executive acknowledges that such confidential and proprietary information derives independent, actual, and potential commercial value from not being generally, readily ascertainable through


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independent development and is the subject of efforts by the Company that are reasonable under the circumstances to maintain its secrecy. Property shall not include any information that is in the public domain, so long as such information is not in the public domain as a result of any action or inaction by Executive which would constitute a violation of this Agreement or the Company's policies with respect to such Property. Executive agrees to hold in trust and confidence for the Company and to not to disclose to any third party, without prior written consent of the Company, said Property and information, whether it is tangible or intangible. Executive further agrees not to use any such confidential information or trade secrets to his/her personal benefit or for the benefit of any third party.

                  Executive further acknowledges that for purposes of interpreting Articles III and IV of this Agreement, covenants and obligations of Executive with respect to the Company apply equally with respect to its affiliates. Executive also acknowledges that Property belongs to the Company and agrees to return to the Company all such information and Property which is tangible upon the termination of the Employment.

                  Executive acknowledges that the use, misappropriation, or disclosure of the Property would constitute a breach of trust and could cause irreparable injury to the Company, and it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Property be kept secret and that Executive not disclose the Property to others or use the property to Executive's own advantage or the advantage of others.

                  Executive further recognizes and understands that his duties at the Company may include the preparation of materials, including written or graphic materials, and that any such materials conceived or written by him shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 18 U.S.C. ss. 1 et. seq. In the event of publication of such materials, Executive understands that since the work is a "work made for hire", the Company will solely retain an down all rights in said materials, including right of copyright, and that the Company may, at its discretion, on a case-by-case basis, grant Executive by-line credit on such material as the Company may deem appropriate.

                                   ARTICLE IV.
                      EXECUTIVE'S COVENANTS AND AGREEMENTS

         4.01 Non-Disclosure of Property. Executive agrees to hold and safeguard the Property in trust for the Company, its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, either during his employment with the Company or subsequent to the termination of his employment with the Company for any reason, including without limitation termination by the Company for cause or without cause, any confidential information that constitutes trade secrets, whether or not developed by Executive, Accept as required in the performance of Executive's duties to the Company. Executive and the Company agree that Executive's obligations under the above-non-disclosure provision as it relates to


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confidential information that does not constitute trade secrets shall apply for a period of two (2) years following the termination of the Executive.

         4.02 Disclosure of Works and Inventions/Assignment of Patents and Other Rights. (a) Executive shall disclose promptly to the Company or its nominee any and all works, inventions, discoveries and improvements authored, conceived or made by Executive during the period of employment and related to the business or activities of the Company, and hereby assigns and agrees to assign all his interest therein to the Company or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments or other instrument which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein. Such obligations shall continue beyond the termination of employment with respect to works, inventions, discoveries and improvements authored, conceived or made by Executive during the period of employment, all shall by binding upon Executive's assigns, executors, administrators and other legal representatives.

                  (b) Executive agrees that in the event of publication by Executive of written or graphic materials the Company will retain and own all rights in said materials, including right or copyright.

         4.03 Return of Materials. Upon the termination of Executive's employment with the Company, Executive shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, report, flow-charts, programs, proposal and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Property.

         4.04 Restrictions on Competition. Executive acknowledges that as Chief Executive Officer, he will be a "high impact" person in the Company's business who is in possession of selective and specialized skills, learning abilities, supplier and customer contacts, and supplier and customer information as a result of his relationship with the Company, and agrees that the Company has a substantial business interest in the covenant described below. Executive further acknowledges that he is involved at the highest level of the Company in the development of strategy and products, and is responsible for strategic planning, has significant and regular contact with customers and suppliers of the Company, and that he has access to and responsibility for trade secret and confidential information pertaining to the business of the Company, its products and plans. In recognition of that status, Executive covenants and agrees that during the period of Executive's employment hereunder plus a period of two years following the termination of Executive's employment, Executive shall not, in any location within the United States of America where Company operates or conducts its business during the term of this Agreement or at the time of Executive's termination, engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder (other than as a shareholder owning up to 5% of the outstanding stock of any company whose stock is publicly traded and listed on a national securities exchange or included in NASDAQ), alone or in association with any other person, corporation or other entity, in any Competing Business. For


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purposes of this Agreement, the term "Competing Business" shall mean a business
(other than the Company) that, directly or through a controlled subsidiary or through an affiliate develops, markets and supports enterprise application integration (EAI) software products and provides services related to its products, as well as integration outsourcing and information technology (IT) facilities management services in the healthcare industry. Notwithstanding the foregoing, no business shall be deemed a "Competing Business" unless, within at least one of the business's three most recently concluded fiscal years, that business, or a division of that business, derived more than twenty percent (20%) of its gross revenues or more than $2,000,000 in gross revenues from the development, marketing or sale of competing products or services encompassed in the definition of Competing Business.

         4.05 Non-Solicitation of Customers and Suppliers. Executive agrees that during his employment with the Company he shall not, directly or indirectly, solicit the business of, or trade with, any customer, prospective customer, supplier, or prospective supplier of the Company for any business purpose other than for the benefit of the Company, with respect to any products competitive with those of the Company. Executive further agrees that for two years following termination of his employment with the Company, Executive shall not, directly or indirectly, solicit the business of, or trade with, any customer or supplier of the Company with respect to any products competitive with those of the Company.

         4.06 Non-Solicitation of Employees; No Hire. Executive agrees that, during his employment with the Company and for two years following termination of Executive's employment with the Company, Executive shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company without permission from the Company.

         4.07 Acknowledgment. Executive acknowledges that he has read, consulted with his attorney concerning, and understands, the foregoing provisions and that such provisions are reasonable and enforceable.

                                   ARTICLE V.
                   EXECUTIVE'S REPRESENTATIONS AND WARRANTIES

         5.01 No Prior Agreements. Executive represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, including without limitation, any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Article IV hereof. Executive further represents and warrants that his employment with the Company will not require him to disclose or use any confidential information belonging to prior employers or other persons or entities other than the Company.

         5.02 Executive's Abilities. Executive acknowledges that is would cause the Company serious and irreparable injury and cost if Executive were to use his ability and knowledge in competition with the Company or to otherwise breach the obligations contained in Article IV.


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         5.03     Remedies. In the event of a breach by Executive of the terms of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Executive and to enjoin Executive from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Executive acknowledges, however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against him in the event of any breach.

                                   ARTICLE VI.
                                  MISCELLANEOUS

         6.01 Authorization to Modify Restrictions. It is the intention of the parties that the provisions of Article IV hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

         6.02 Entire Agreement. This Agreement represents the entire agreement of the parties with respect to the employment of Executive by the Company and may be amended only by a writing signed by each of them.

         6.03 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         6.04 Consent to Jurisdiction; Venue. Executive hereby irrevocably submits to the personal jurisdiction of the United States District Court for the Northern District of Georgia or the Superior Court of Cobb County, Georgia in any action or proceeding arising out of or relating to this Agreement that cannot be finally resolved by arbitration pursuant to Section 6.05 hereof (and for enforcement of any such arbitration decision), and Executive hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in either such court. Executive hereby irrevocably waives any objection which he now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to this Agreement brought in the United States District Court for the Northern District of Georgia or the Superior Court of Cobb County, Georgia and any objection on the ground that any such action or proceeding in either of such Courts has been brought in an inconvenient forum. Nothing in this Section 6.04 shall affect the right of the Company to bring any action or proceeding against Executive or his property in the courts of other jurisdictions where the Executive resides or has his principal place of business or where such property is located.

         6.05 Arbitration. Unless the party seeking relief is seeking relief not available through arbitration hereunder (see Section 6.04), any dispute related to this Agreement shall be referred to arbitration by three arbitrators selected from a list of arbitrators affiliated with American


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Arbitration Association ("AAA") who are familiar with executive employment matters, with one arbitrator being selected by the Company, one arbitrator being selected by Executive, and the third arbitrator being selected jointly by the two arbitrators selected by the Company and by Executive. The decision of a majority of the arbitrators shall constitute the arbitral decision. The arbitration hereunder, shall be conducted pursuant to the rules and procedures of AAA then in effect and otherwise in such manner as the arbitrator or arbitrators shall determine and shall be conducted in Marietta, Georgia. All parties shall cooperate with each other to expedite the arbitration process as much as possible so that the dispute can be resolved as quickly as possible and with as little cost as possible. The arbitral decision shall be final, binding and conclusive on the parties and may be entered, if necessary, in a court of competent jurisdiction with the same force and effect as a final and binding judgment. The arbitrators shall further be authorized to allocate or assess the costs of arbitration, including attorneys' fees, between the respective parties. If the arbitrators do not award costs and expenses, then each party shall bear its own costs and expenses, including attorneys' fees, and the cost of the arbitration shall be paid by the party whose position in the arbitration does not prevail.

         6.06 Agreement Binding. The obligations of Executive under this Agreement shall continue after the termination of his employment with the Company, and shall be binding on his heirs, executors, legal representatives and assigns and shall inure to the benefit of any successors and assigns of the Company.

         6.07 Counterparts, Section Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The second headings of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.

         6.08 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) hand delivered or (b) mailed, registered mail, first class postage paid, return receipt requested, or (c) sent via overnight delivery service or courier, delivery acknowledgment requested, or (d) via any other delivery service with proof of delivery:

                  If to the Company:

                           Healthcare.com Corporation
                           1850 Parkway Place, Suite 1100
                           Marietta, Georgia  30067
                           Attention:  General Counsel

                  If to Executive, at the address set forth on the signature page hereof or to such other address or to such other person as either party hereto shall have last designed by notice to the other party.

         6.09 Legal Fees. In the event that (i) the Company terminates or seeks to terminate this Agreement, Executive disputes such termination or attempted termination, and Executive


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prevails with respect to such dispute, or (ii) Executive elects to terminate his employment hereunder pursuant to Section 2.03 hereof, the Company disputes its obligation to pay to Executive the compensation provided for in Section 1.03 and
1.04 hereof, and Executive prevails with respect to such dispute; then, in each such event, the Company shall pay, or reimburse to Executive, all reasonable costs incurred by him in connection with such dispute, including, without limitation, attorneys' fees and costs, plus interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed the day and year first above written.

Witness:                                    ROBERT MURRIE

------------------------------------        -----------------------------------

                                            Address:
                                                     --------------------------
                                                     --------------------------
                                                     --------------------------


                                            HEALTHCARE.COM CORPORATION

                                            By:
------------------------------------           --------------------------------
Secretary                                   Title:
                                                  -----------------------------



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